UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2007 (December 1, 2007)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective December 1, 2007, AmSurg Corp. (the “Company”) appointed Billie A. Payne as Senior Vice President, Operations. Ms. Payne has served as Senior Vice President, Operations on an interim basis since September 2007. Ms. Payne joined the Company in 1996 and has been a Vice President of Operations of the Company since 1998.
     Ms. Payne and the Company have entered into an Employment Agreement, dated December 1, 2007, which is attached to this report as Exhibit 99.1 and incorporated herein by reference. Ms. Payne’s base salary will be $275,000 per year, and she will be eligible to receive a cash bonus equal to up to 60% of her base salary. Ms. Payne’s bonus will be based 33% upon the attainment of Company earnings targets, 50% upon targets related to surgery center profits, and 17% upon the annual earnings of surgery centers acquired and de novo surgery center partnerships formed.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99	Employment Agreement, dated December 1, 2007, between AmSurg Corp. and Billie A. Payne

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: December 6, 2007